                                                                    Exhibit 3.13


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                            UNITED STATES OF AMERICA

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                               State of Louisiana
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                                  Fox McKeithen
                               SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the annexed and following is a True and Correct copy of the Articles of Incorporation, Initial Report and 1997 Annual Report of

                        SUPERMARKET CIGARETTE SALES, INC.

A LOUISIANA corporation domiciled at HAMMOND,

As shown by comparison with documents filed and recorded in this Office.



In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

September 5, 1997

          /s/Fox McKeithen                            [SEAL SECRETARY OF STATE]
CAS
          Secretary of State

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

                           ARTICLES OF INCORPORATION

                                       OF

                       SUPERMARKET CIGARETTE SALES, INC.

      The undersigned, acting pursuant to the Business Corporation Law of Louisiana, adopts the following Articles of Incorporation.

                                   ARTICLE I

                                      Name

      The name of the Corporation is Supermarket Cigarette Sales, Inc.

                                   ARTICLE II

                                    Purpose

      The purpose of the Corporation is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law.

                                  ARTICLE III

                                    Capital

      The Corporation has authority to issue an aggregate of 10,000 shares of capital stock, all of which are designated common stock having no par value per share.

                                   ARTICLE IV

                              Shareholder Consents

      Whenever the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such action signed only by shareholders holding that proportion of the total voting power on the question which is required by law or by these Articles of Incorporation, whichever requirement is higher, shall be sufficient for the purpose, without necessity for a meeting of shareholders.

                                   ARTICLE V

                               Director's Proxies

      Any director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

                                   ARTICLE VI

                                   Reversion

      Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the board of directors may, at any time, for any reason satisfactory to it, but need not, authorize (1) payment of the amount of any cash or property dividend or redemption price or (2) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article VI, to the entity who or which would be entitled thereto had such reversion not occurred.

                                  ARTICLE VII

                                  Incorporator

      The name and post office address of the incorporator is:

                        L. R. McMillan, II
                        22nd Floor
                        225 Baronne Street
                        New Orleans, Louisiana

WITNESSES:

/s/ [ILLEGIBLE]                                 /s/ L. R. McMillan, II
------------------------------------            --------------------------------
                                                L. R. McMillan, II, Incorporator

/s/ [ILLEGIBLE]
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                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

      BEFORE ME, the undersigned authority, personally came and appeared, L. R. McMillan, II, to me known to be the person who signed the foregoing instrument as Incorporator, and who, having been duly sworn, acknowledged and declared, in the presence of the two witnesses whose names are subscribed above, that he signed such instrument as his free act and deed for the purposes mentioned therein.

      IN WITNESS WHEREOF, the appearer, witnesses and I have hereunto affixed our hands on this 22nd day of February, 1985, at New Orleans, Louisiana.



WITNESSES:


/s/ [ILLEGIBLE]                                 /s/ L. R. McMillan, II
------------------------------------            --------------------------------
                                                L. R. McMillan, II, Incorporator

/s/ [ILLEGIBLE]
------------------------------------


                                /s/ [ILLEGIBLE]
                        --------------------------------
                                 NOTARY PUBLIC

                    INITIAL REPORT BY DOMESTIC CORPORATIONS
           (To be filed when the Articles of Incorporation are filed)
                               (R.S. 1950.12:101;

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State of Louisiana

Parish of Orleans

To:      The Secretary of State
         Baton Rouge, Louisiana

Complying with R.S.1950,12:l0l,     Supermarket Cigarette Sales. Inc.
                                    ---------------------------------
                                          (Name of Corporation)

hereby makes its initial report as follows:

Municipal Address or Location of its Registered Office

                                407 Pride Avenue
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                               Hammond, LA 70401
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Name and Municipal Address or Location of Each Registered Agent

                               Donald A. Matthews
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                                407 Pride Avenue
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                               Hammond, LA 70401
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Names & Addresses of the first Directors (if selected when articles are filed)

            Carolyn H. Jones, 3654 Drexler Circle, Mobile, AL 36609
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       James H. McDonald, Jr., Post Office Box 32, Point Clear, AL 36564
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           James 0. Swanson, 4113 Briarcliff Drive, Mobile, AL 36609
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      Dated at New Orleans, Louisiana, on the 22nd day of February, 1995.


                                             /s/ L. R. McMillan, II
                                             -----------------------------------

                                             (To be signed by Each Incorporator)
                                             -----------------------------------

[ILLEGIBLE] McKenthen
Secretary of State

                              DOMESTIC CORPORATORS

                                 ANNUAL REPORT

                               For Period Ending
                               February 25, 1997

INDICATE ANY CHANGES BELOW                      INDICATE ANY CHANGES BELOW

68267D

SUPERMARKET CIGARETTE SALES, INC.         Registered office Address in Louisiana
KEN FASTON                                            (Do Note Use P.O. Box)
407 PRIDE AVENUE                                407 PRIDE AVENUE
HAMMOND, LA 70409                               HAMMOND, LA 70409

                                                                  Issued Shares

                                                      72-1029831
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Our records indicate the following registered agents for the corporation.
Indicate any changes below. All agents must have a Louisiana address. New registered agents require a notarized signature. Delete when necessary.

KEN FASTON
      407 PRIDE AVENUE/HAMMOND, LA 70401

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Our records indicate the following officers or directors for the Corporation.
Indicate any changes below. If additional space is needed, attach addendum. Indicate all offices held by each individual listed. Delete when necessary.

Carolyn H. Jones,                                     TREAS
      3654 Drexler Circle, Mobile, AL 36609

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                  TO BE COMPLETED ONLY BY FOREIGN CORPORATIONS


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                 TO BE COMPLETED ONLY BY DOMESTIC CORPORATIONS

                 /s/ Carolyn H. Jones       Treasurer        (334) 433-0437
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Enclose filing fee of $25.00        Return by: February 25, 1997
Make remittance payable to                 to: Corporation Division
Secretary of State                             P.O. Box 94135
Do Not Send Cash                               Baton Rouge, LA 70864-9125
                                               Phone (504) 925-4704

                       UNSIGNED REPORTS WILL BE RETURNED